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                                                                    Exhibit 10.1

                                                                  Execution Copy

                               UMBRELLA AGREEMENT

     This UMBRELLA AGREEMENT (this "Agreement") is entered into on November 7, 2002, by and among The News Corporation Limited, a South Australia, Australia corporation ("News Corp."), Henry C. Yuen ("Yuen"), Elsie Ma Leung ("Leung," and, collectively with News Corp. and Yuen, the "Proponents") and Gemstar-TV Guide International, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, the Proponents have presented to the Board of Directors of the Company (the "Board") as a joint proposal, a comprehensive plan to restructure the management of the Company and Gemstar Development Corporation, a California corporation ("GDC") (the "Restructuring");

     WHEREAS, the Restructuring includes: (a) the termination of Yuen's existing employment arrangements with the Company and GDC pursuant to the terms of a Termination Agreement among the Company, GDC and Yuen executed as of the date hereof (including the equity awards to be granted thereunder, the "Yuen Termination Agreement"); (b) the termination of Leung's existing employment arrangements with the Company and GDC pursuant to the terms of a Termination Agreement among the Company, GDC and Leung executed as of the date hereof (including the equity awards to be granted thereunder, the "Leung Termination Agreement"); (c) the entry by Yuen into a new Employment Agreement with the Company executed as of the date hereof (including the equity awards to be granted thereunder, the "New Yuen Employment Agreement"); (d) the entry by Leung into a new Employment Agreement with the Company executed as of the date hereof (including the equity awards to be granted thereunder, the "New Leung Employment Agreement"); (e) the entry by News Corp., Yuen and the Company into Amendment No. 1 to the Stockholders' Agreement executed as of the date hereof (the "Stockholders' Agreement Amendment" and collectively, with the Stockholders' Agreement dated as of October 4, 1999, the "Stockholders' Agreement"); (f) the entry by Yuen and the Company into a patent rights agreement executed as of the date hereof (the "Patent Rights Agreement" and, together with the Yuen Termination Agreement, the Leung Termination Agreement, the New Yuen Employment Agreement, the New Leung Employment Agreement and the Stockholders' Agreement Amendment, the "Restructuring Agreements"); and (g) the amendment and restatement of the Company's bylaws as of the date hereof (the "Bylaw Amendment");

     WHEREAS, the Board has approved the Restructuring, the Restructuring Agreements and the Bylaw Amendment; and

     WHEREAS, the parties desire to enter into this Agreement to provide for certain additional agreements among themselves subject to the consummation of the Restructuring;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree that, subject to the execution of the Restructuring Agreements, the following agreements and covenants immediately shall become effective and binding among them:

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     1.   Public Announcements and Press Releases. The Company, News Corp., Yuen
and Leung shall each have the right to review and approve, such approval not to be unreasonably withheld or delayed, any press release or other public announcement made by any party more or less contemporaneously with the execution of the Restructuring Agreements and Bylaw Amendment and relating to the matters addressed by this Agreement.

     2.   [Reserved]

     3. Letter to Yuen. At or immediately following the effectiveness of this Agreement, News Corp. shall deliver to Yuen a letter in the form previously provided to Yuen.

     4.   Non-Disparagement.

     (a) News Corp., on behalf of itself and its Subsidiaries, will direct its and their respective directors and executive officers to not publicly disparage, denigrate or ridicule Yuen or Leung, in respect of their integrity or business practices, performance, skills, acumen, experience or success, or concerning Yuen or Leung personally; provided, however, that nothing in this Section 4(a) shall prohibit News Corp., any of its Subsidiaries or any director or executive officer of News Corp. or any of its Subsidiaries from disclosing such information as may be required by law, or by judicial or administrative process or order or the rules of any securities exchange or similar self-regulatory organization applicable to such person. News Corp. shall only be responsible for, and bear any and all liability, for, any breach of this Section 4(a) by any director or executive officer of News Corp. or its Subsidiaries, if such breach is knowingly and willfully committed by any such director or executive officer in connection with such director's or executive officer's duties to News Corp. or its Subsidiaries and involves a material public disparagement of Yuen or Leung.

     (b) Yuen will not publicly disparage, denigrate or ridicule News Corp., any of its Subsidiaries or its or any of their respective directors or executive officers in respect of their integrity or business practices, performance, skills, acumen, experience or success or concerning any directors or executive officers personally; provided, however, that nothing in this Section 4(b) shall prohibit Yuen from disclosing such information as may be required by law, or by judicial or administrative process or order or the rules of any securities exchange or similar self-regulatory organization applicable to such person. Yuen shall only be responsible for, and bear any and all liability, for, any breach of this Section 4(b) if such breach is knowingly and willfully committed and involves a material public disparagement of News Corp., any of its Subsidiaries or its or any of their respective directors or executive officers.

     (c) Leung will not publicly disparage, denigrate or ridicule News Corp., any of its Subsidiaries or its or any of their respective directors or executive officers in respect of their integrity or business practices, performance, skills, acumen, experience or success or concerning any directors or executive officers personally; provided, however, that nothing in this Section 4(c) shall prohibit Leung from disclosing such information as may be required by law, or by judicial or administrative process or order or the rules of any securities exchange or similar self-regulatory organization applicable to such person. Leung shall only be responsible for, and bear any and all liability, for, any breach of this Section 4(c) if such breach is knowingly and willfully

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committed and involves a material public disparagement of News Corp., any of its
Subsidiaries or its or any of their respective directors or executive officers.

     (d) Notwithstanding the foregoing, the Proponents shall not be entitled to terminate, rescind, repudiate or seek judicial invalidation of this Agreement or any other Restructuring Agreement as a remedy for any breach or alleged breach of this Section 4.

     5. SIP Amendment. The Proponents agree to vote all shares of Common Stock, par value $.01 per share, of the Company beneficially owned by it, her or him for the approval of the SIP Amendment (as defined in the New Yuen Employment Agreement and the New Leung Employment Agreement) at the annual or special stockholders' meeting of the Company to occur as soon as reasonably practicable following the date hereof.

     6.   Mutual Releases.

     (a) Yuen, on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby knowingly, voluntarily and irrevocably releases and discharges News Corp. and each of its Subsidiaries (other than the Company and its Subsidiaries) (the News Corp. Subsidiaries released by this Section 6(a) are referred to below as the "News Subsidiaries"), current and former officers, employees, agents, directors, legal representatives, attorneys and any successor or assign or predecessor of any of the foregoing, from any and all claims, charges, actions or causes of action any of them may have against any such released person, whether known or unknown, from the beginning of time through the date of this Agreement based upon any matter, cause or thing whatsoever related to or arising out of (i) the Stockholders' Agreement (or any other agreement or arrangement between Yuen and any such released person arising out of or related to the subject matter of the Stockholders' Agreement (other than the Stockholders' Agreement Amendment)), (ii) Yuen's employment with the Company, GDC or any other Subsidiary of the Company or of any predecessor entity through the date of this Agreement, (iii) Yuen's service as a director of the Company, GDC or any other Subsidiary of the Company or of any predecessor entity through the date of this Agreement, (iv) the termination of certain of Yuen's positions with the Company, GDC or any other Subsidiary of the Company or of any predecessor entity in connection with the Restructuring or (v) the events leading to the execution of, or the execution of, any of the Restructuring Agreements; provided, however, that this release shall not limit in any way or constitute a waiver of any rights or claims Yuen may have under this Agreement, or the Stockholders' Agreement Amendment, or that arise from, or that are based on, events that occur after the date of this Agreement.

     (b) Leung, on behalf of herself and her heirs, executors, administrators, successors and assigns, hereby knowingly, voluntarily and irrevocably releases and discharges News Corp. and the News Subsidiaries and any and all of their respective current and former officers, employees, agents, directors, legal representatives, attorneys and any successor or assign or predecessor of any of the foregoing, from any and all claims, charges, actions or causes of action any of them may have against any such released person, whether known or unknown, from the beginning of time through the date of this Agreement based upon any matter, cause or thing whatsoever related to or arising out of (i) Leung's employment with the Company, GDC or any other Subsidiary of the Company or of any predecessor entity through the date of this Agreement, (ii) her service as a director of the Company, GDC or any other Subsidiary of the Company or of any

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predecessor entity through the date of this Agreement, (iii) the termination of certain of her positions with the Company, GDC or any other Subsidiary of the Company or of any predecessor entity in connection with the Restructuring or
(iv) the events leading to the execution of, or the execution of, any of the Restructuring Agreements; provided, however, that this release shall not limit in any way or constitute a waiver of any rights or claims Leung may have under this Agreement, or that arise from, or that are based on, events that occur after the date of this Agreement.

     (c) News Corp., on behalf of itself and each of the News Subsidiaries, and any successor or assign or predecessor of any of the foregoing, hereby knowingly, voluntarily and irrevocably releases and discharges Yuen and Leung, each of their respective estates, legal representatives, agents, attorneys, heirs, executors, successors and assigns, from any and all claims, charges, actions or causes of action any of them may have against any such released person, whether known or unknown, from the beginning of time through the date of this Agreement based upon any matter, cause or thing whatsoever related to or arising out of (i) the Stockholders' Agreement (or any other agreement or arrangement between News Corp. and Yuen arising out of or related to the subject matter of the Stockholders' Agreement (other than the Stockholders' Agreement Amendment)), (ii) Yuen's and Leung's employment with the Company, GDC or any other Subsidiary of the Company or of any predecessor entity through the date of this Agreement, (iii) Yuen's and Leung's service as directors of the Company, GDC or any other Subsidiary of the Company or of any predecessor entity through the date of this Agreement, (iv) the termination of certain of Yuen's and Leung's positions with the Company, GDC or any other Subsidiary of the Company or of any predecessor entity in connection with the Restructuring or (v) the events leading to the execution of, or the execution of, any of the Restructuring Agreements; provided, however, that this release shall not limit in any way or constitute a waiver of any rights or claims News Corp. may have under this Agreement, under the Stockholders' Agreement Amendment or that arise from, or that are based on, events that occur after the date of this Agreement.

     7. Waiver. The Proponents expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California with respect to the releases provided herein, and do so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing the releases provided herein, the parties expressly acknowledge that this Agreement is intended to include in its effect, without limitation other than the express limitations set forth herein, all claims which either party does not know or suspect to exist in such party's favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claims.

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The parties acknowledge and agree that the foregoing waiver of the provisions of
Section 1542 has been expressly bargained for by each of the parties in the negotiation of this Agreement.

     8. Covenant Not to Sue. Each of the Proponents represents and covenants that such party has not filed any complaints, charges or lawsuits, nor commenced any arbitration or similar proceedings, against any other Proponent with respect to any claim or potential claim released hereunder, and covenants that such party will not do so at any time hereafter, it being understood that this
Section 8 shall not prohibit any party from commencing appropriate proceedings for the purpose of enforcing any claims not released hereunder. Nothing in this Agreement shall in any way be construed as an admission by any party that it or any affiliated entity has acted wrongfully or that any party in fact has any rights whatsoever against any other party.

     9. Resolutions of Disputes. In the event of any dispute, controversy, claim or disagreement between or among the parties hereto with respect to any alleged breach of this Agreement, the interpretation of this Agreement, or the rights or obligations of any party under this Agreement, the parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a solution satisfactory to both parties. If they do not resolve the dispute, controversy, claim or disagreement within a period of 30 days, or such longer period as they may mutually agree, then such dispute, controversy, claim or disagreement shall be resolved pursuant to confidential binding arbitration in New York, New York by a panel of three neutral arbitrators. The arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association then in effect. Within 15 days after the initiation of arbitration, the parties shall select three neutral arbitrators, all of whom shall be members of a state bar actively engaged in the practice of law for at least 10 years. Either party may seek interim or preliminary relief from the arbitrators until an arbitration award is rendered or the controversy is otherwise resolved. Either party also may, prior to the establishment of the arbitral tribunal, and without waiving any remedy under this Agreement, seek interim or provisional relief that is necessary to protect the rights or property of that party. The arbitration award shall be made as promptly as practicable and in any event within nine months of the filing of the notice of intention to arbitrate, and the arbitrators shall agree to comply with this schedule before accepting appointment; provided, however, that this time limit may be extended by agreement of the parties or by the arbitrators if necessary. The award of the arbitrators shall be in writing, shall be signed by a majority of the arbitrators, and shall include findings of fact and the reasons for the disposition of each claim. In the award, the arbitrators shall allocate all of the costs of the arbitration, including the fees of the arbitrators and the reasonable attorneys' fees of the prevailing party, against the non-prevailing party. This Section 9 shall not be construed to limit either party's right to obtain equitable relief with respect to any dispute and, pending a final arbitration by the arbitrators with respect to any such disputes, either party shall be entitled to obtain any such relief by direct application to state, federal or other applicable court, without being required to first arbitrate such dispute. Except as may required by law, or by judicial or administrative process or order or the rules of any securities exchange or similar self-regulatory organization applicable to the party or the arbitrator, neither the parties nor the arbitrators may disclose the existence, content or results of any arbitration hereunder without the prior written consent of all of the parties. Judgment on the award may be entered in any court having jurisdiction thereof.

                                        5

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     10.  Representations and Warranties. News Corp. and the Company, severally and not jointly, each hereby represents and warrants on behalf of itself to the other parties that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Yuen hereby represents and warrants to News Corp. and the Company that (i) he has all necessary legal capacity to enter into this Agreement and each of the Restructuring Agreements to which he is a party, (ii) Yuen has duly executed and delivered this Agreement, (iii) this Agreement and, upon the execution and delivery of each of the Restructuring Agreements to which he is a party, each such Restructuring Agreement will constitute the legal, valid and binding obligation of Yuen, enforceable against him in accordance with its terms. Leung hereby represents and warrants to News Corp. and the Company that (x) she has all necessary legal capacity to enter into this Agreement and each of the Restructuring Agreements to which she is a party, (y) Leung has duly executed and delivered this Agreement and (z) this Agreement and, upon the execution and delivery of each of the Restructuring Agreements to which she is a party, each such Restructuring Agreement will constitute the legal, valid and binding obligation of Leung, enforceable against her in accordance with its terms.

     11. Indemnification and Change in Control. In the event (i) a transaction described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), occurs after the date of this Agreement (excluding transactions specifically directed by this Agreement) with respect to the Company, and (ii) the transaction is a result of affirmative actions taken by News Corp. or affiliates of News Corp. (excluding acts by affiliates of News Corp. on the Company's Board taken to fulfill their fiduciary duties to the Company) after the date of this Agreement (excluding acts specifically directed by this Agreement), News Corp. shall indemnify the Company and hold the Company harmless for (a) gross up Code Section 4999 payments made by the Company to Yuen (pursuant to Section 2(c) of the Yuen Termination Agreement and Section 4(i) of the New Yuen Employment Agreement) or Leung (pursuant to Section 2(d) of the Leung Termination Agreement and Section 4(i) of the New Leung Employment Agreement), (b) any Tax Cost, with respect to any payments made to Yuen or Leung, incurred by the Company as a result of Code Section 280G, and (c) any other losses, claims, liabilities, judgments, fines, penalties, costs and expenses incurred as a result of the application of Section 280G of the Code to Yuen, Leung or the Company. For purposes of this Section 11, the term "Tax Cost" shall mean, for any year, any increase of the liability for taxes, either through the increase of a tax liability or the reduction of a tax loss, deduction or credit, which increase is actually realized and would not have been realized but for the application of Code Section 280G. Payments by News Corp. pursuant to this Section 11 shall be increased to account for the amount of any Tax Cost incurred by the Company arising from receipt of such payments (grossed up for such increase).

     12.  Miscellaneous.

     (a) Notices. Any notice or other communication provided for in this Agreement shall be in writing and sent,

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                    (i)     If to News Corp., to it at:

                            c/o  News America Incorporated
                            1211 Avenue of the Americas
                            New York, New York 10036
                            Attention:    Arthur M. Siskind
                                          Senior Executive Vice President
                                          and Group General Counsel
                            Telephone:    (212) 852-7007
                            Facsimile:    (212) 768-2029

                            with a copy to:

                            Hogan & Hartson L.L.P.
                            551 Fifth Avenue
                            New York, New York  10176
                            Attention:    Ira S. Sheinfeld
                            Telephone:    (212) 661-6500
                            Facsimile:    (212) 697-6686

                    (ii)    if to Yuen or Leung, to his or her attention at:

                            135 North Los Robles Avenue
                            Suite 800
                            Pasadena, California 91101
                            Telephone:    (626) 792-5700
                            Facsimile:    (626) 792-2462

                            with a copy to:

                            Riordan & McKinzie
                            600 Anton Boulevard, Suite 1800
                            Costa Mesa, California  92626
                            Attention:    James W. Loss
                            Telephone:    (714) 433-2626
                            Facsimile:    (714) 549-3244

                    (iii)   if to the Company, to it at:

                            Suite 800
                            135 North Los Robles Ave.
                            Pasadena, California 91101
                            Attention:    General Counsel
                            Telephone:    (818) 792-5700
                            Facsimile:    (818) 792-4051

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                            with a copy to:

                            O'Melveny & Myers LLP
                            610 Newport Center Drive
                            17th Floor
                            Newport Beach, CA 92660
                            Attention:    David Krinsky
                            Telephone:    (949) 760-9600
                            Facsimile:    (949) 823-6994

or at such other address as such party may from time to time in writing designate to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 12(a) and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

     (b) Certain Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below:

               (i) "person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, including a governmental body.

               (ii) "Subsidiary" means with respect to any person (the "Parent"), any corporation or other person of which securities or other interests having the power to elect a majority of that corporation's or other person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Parent or one or more of its Subsidiaries.

     (c) Entire Agreement; Amendments. This Agreement and the Restructuring Agreements contain the entire agreement of the parties relating to the subject matter hereof and thereof and supersede any prior agreements, undertakings, commitments and practices relating to the subject matter hereof and thereof. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by each party.

     (d) Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

     (e) Choice of Law. This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties or the subject matter hereof shall be governed by and construed in

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accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

     (f) Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

     (g) Section Headings. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Counterparts. This Agreement and any amendment hereto may be executed in several counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

     (i) Successors and Assigns. No rights or obligation of any party under this Agreement may be assigned or transferred without the prior written consent of each other party to this Agreement, except that the respective rights or obligations of News Corp. or the Company may be assigned or transferred pursuant to a merger or consolidation in which News Corp. or the Company is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the business and assets of News Corp. or the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of News Corp. or the Company and assumes the liabilities, obligations and duties of News Corp. or the Company under this Agreement, either contractually or as a matter of law. In the event of any disposition of its business and assets described in the preceding sentence, News Corp. or the Company shall take whatever action it can in order to cause such assignee or transferee expressly to assume the liabilities, obligations and duties of the selling party hereunder. To the extent applicable, this Agreement shall be binding upon, and inure to the benefit of, the successors and assigns, beneficiaries, devisees, heirs, next of kin, executors and administrators of Yuen and Leung. In the event of the death of Yuen or Leung or a judicial determination of his or her incompetence, references in this Agreement to Yuen or Leung, as the case may be, shall be deemed to refer, where appropriate, to his or her legal representative, or, where appropriate, to his or her beneficiary or beneficiaries.

     (j) Facsimile Signatures. This Agreement may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page. In the event any party delivers a facsimile copy of a signature page to any document or agreement, such party shall deliver an originally executed signature page within three (3) business days of delivering such facsimile signature page or at any time thereafter upon request; provided, however, that the failure to deliver any such originally executed signature page shall not affect the validity of the signature page delivered by facsimile, which has and shall continue to have the same force and effect as the originally executed signature page.

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     (k)  Representation by Counsel; Interpretation. Each party hereto acknowledges that he, she or it has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

    [The remainder of this page has been intentionally left blank - Signature page follows]

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                     [Signature page to Umbrella Agreement]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   THE NEWS CORPORATION LIMITED


                                   By: /s/  Lachlan K. Murdoch
                                      ---------------------------------
                                   Name:      Lachlan K. Murdoch
                                        -------------------------------
                                   Title:  Director
                                         ------------------------------

                                   /s/  Henry C. Yuen
                                   ------------------------------------
                                   HENRY C. YUEN

                                   /s/  Elsie Ma Leung
                                   ------------------------------------
                                   ELSIE MA LEUNG


                                   GEMSTAR-TV GUIDE INTERNATIONAL, INC.


                                   By: /s/ Jeff Shell
                                      ---------------------------------
                                      Jeff Shell
                                      Co-President